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                                                                   EXHIBIT 10.17

                      NCR CHANGE-IN-CONTROL SEVERANCE PLAN

                            FOR KEY AT-RISK EMPLOYEES

                        Adopted Effective January 1, 2003

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                                TABLE OF CONTENTS

PREAMBLE......................................................................4

ARTICLE 1  DEFINITIONS........................................................5

   1.1    Cause...............................................................5
   1.2    Change-in-Control...................................................5
   1.3    Change-in-Control Benefits..........................................5
   1.4    Code................................................................5
   1.5    Committee...........................................................5
   1.6    Company.............................................................5
   1.7    ERISA...............................................................5
   1.8    Good Reason.........................................................5
   1.9    Participant.........................................................5
   1.10   Pension Plans.......................................................5
   1.11   Plan................................................................5
   1.12   Salary..............................................................5

ARTICLE 2  ELIGIBILITY AND PARTICIPATION......................................6

   2.1    Eligibility.........................................................6
   2.2    Participation.......................................................6
   2.3    Entitlement to Benefits.............................................6
   2.4    Definition of "Cause"...............................................6
   2.5    Definition of "Good Reason".........................................7

ARTICLE 3  BENEFITS...........................................................9

   3.1    Benefits............................................................9
   3.2    Separation Pay......................................................9
   3.3    Incentive Pay.......................................................9
   3.4    Extended Health Care and Insurance Coverage.........................9
   3.5    Outplacement Assistance............................................10
   3.6    Tax Gross-Up.......................................................10
   3.7    Death Benefits.....................................................13
   3.8    Stock Awards.......................................................13

ARTICLE 4  CHANGE-IN-CONTROL.................................................14

   4.1    Change-in-Control..................................................14

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ARTICLE 5  TRUST.............................................................17

   5.1    Establishment of Trust.............................................17

ARTICLE 6  ADMINISTRATION....................................................18

   6.1    Plan Committee.....................................................18
   6.2    Duties of Plan Committee...........................................18
   6.3    Authority of Plan Committee........................................18
   6.4    Claim Procedure....................................................18
   6.5    Arbitration........................................................19

ARTICLE 7  TERM OF THE PLAN..................................................20

   7.1    Three-Year Term....................................................20
   7.2    Termination........................................................20
   7.3    Termination After a Change-in-Control..............................20
   7.4    Accrued Rights Not Affected........................................20
   7.5    Amendment of Plan..................................................20

ARTICLE 8  SUCCESSORS........................................................21

   8.1    Successors.........................................................21

ARTICLE 9  GENERAL PROVISIONS................................................22

   9.1    Separation Pay.....................................................22
   9.2    No Additional Rights...............................................22
   9.3    Severability.......................................................22
   9.4    Governing Law......................................................22
   9.5    Facility of Payment................................................22
   9.6    Correction of Errors...............................................23

APPENDIX A  ELIGIBLE POSITIONS...............................................24

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                                    PREAMBLE

          The NCR Change-in-Control Severance Plan for Key At-Risk Employees ("Plan") is adopted effective January 1, 2003 by NCR Corporation ("Employer").

          The purpose of the Plan is to provide severance benefits to employees who are at increased risk of losing employment with the Company following a change-in-control, due to serving in key leadership positions or serving in lead staff positions with significant roles in resisting a hostile takeover of the Company.

          The Plan is intended to comply with the Employee Retirement Income Security Act of 1974, as amended, and other applicable law.

          The Plan is a sub-plan of the NCR Workforce Redeployment Plan, which is a component of the NCR Group Benefits Plan for Active Employees, plan number 502.

          The purpose of the Plan is to assure that the Company will have the continued dedication of covered employees, notwithstanding the possibility, threat or occurrence of a Change-in-Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction by the personal uncertainties and risks created by a pending or threatened Change-in-Control and to encourage the full attention and dedication of the covered Employees to the Company currently and in the event of any threatened or pending Change-in-Control, and to provide them with compensation and benefits arrangements upon a Change-in-Control which ensure that their compensation and benefits expectations will be satisfied and are competitive with those of other corporations. Therefore, to accomplish these objectives, the Board of Directors has caused the Company to adopt this Plan.

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                                    ARTICLE 1

                                   DEFINITIONS

The following terms when used herein shall have the following meanings, unless a different meaning is plainly required by the context. Capitalized terms are used throughout the Plan text for terms defined by this and other sections.

1.1  Cause is defined in Section 2.4, Definition of Cause.

1.2  Change-in-Control is defined in Section 4.1, Change-in-Control.

1.3 Change-in-Control Benefits means the benefits described in ARTICLE 3, which are payable to a Participant who becomes entitled to benefits under the Plan as provided in Section 2.3, Entitlement to Benefits.

1.4  Code means the Internal Revenue Code of 1986, as amended.

1.5 Committee means the committee responsible for administration of the Plan, as provided in Section 6.1, Plan Committee.

1.6 Company means NCR Corporation, a Maryland corporation, and its subsidiaries and affiliated companies.

1.7 ERISA means the Employee Retirement Income Security Act of 1974, as amended, and including all regulations thereunder.

1.8  Good Reason is defined in Section 2.5, Definition of Good Reason.

1.9 Participant means an employee who satisfies the requirements to participate in the Plan, as set forth in Section 2.2, Participation.

1.10 Pension Plans means the tax-qualified defined benefit pension plans sponsored by the Company.

1.11 Plan means this NCR Change-in-Control Severance Plan for Key At-Risk Employees, either in its present form or as amended from time to time.

1.12 Salary means the annual base pay of an employee in effect on the date of termination of employment, or the date of the Change-in-Control, if greater. "Salary" includes any lump sum merit increase, but does not include any overtime, commissions, bonuses, or other special pay.

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                                    ARTICLE 2

                         ELIGIBIILITY AND PARTICIPATION

2.1  Eligibility

     Employees eligible to participate in the Plan are employees serving in a Band II position and employees filling the positions listed in Appendix A, other than officers designated as "section 16 officers" by the Board of Directors of the Company.

2.2  Participation

     An individual serving in an eligible position at any time during the three month period immediately preceding the date of a Change-in-Control becomes a Participant in the Plan on the date of such Change-in-Control.

2.3  Entitlement to Benefits

     A Participant becomes entitled to the benefits described in ARTICLE 3 if his or her employment with the Company is terminated during the three year period beginning on the date of a Change-in-Control, either:

     (a)  involuntarily, except for Cause, or

     (b)  voluntarily due to Good Reason.

     To be entitled to the Change-in-Control Benefits, the Participant must also execute a release of all employment-related claims against the Company and its subsidiaries and affiliates existing as of the date of execution, in the standard form used by the Company without material modification, addition or deletion.

     Change-in-Control Benefits will not be payable if a Participant's employment with the Company terminates for reasons other than those listed above, including but not limited to involuntary termination for Cause, voluntary termination not supported by Good Reason, death or long term disability. For this purpose, "long term disability" means the Participant is entitled to receive benefits from the NCR Long Term Disability Plan or another long term disability plan sponsored by the Company.

     The Change-in-Control Benefits are payable in lieu of any benefits the Participant might be entitled to receive under the NCR Workforce Redeployment Plan.

2.4  Definition of "Cause"

     For the purpose of this Plan, "Cause" shall mean:

     (a) the willful and continued failure of the Participant to perform substantially the appropriate duties of the Participant's position with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), for a period of at least thirty days after a written demand for substantial performance is delivered to the Participant by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or the Chief Executive Officer believes that the Participant has not substantially performed the Participant's duties, or

     (b) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

     For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. The termination of employment of the Participant shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Participant and the Participant is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Participant is guilty of the conduct described in subsection (a) or (b) above, and specifying the particulars thereof in detail.

2.5  Definition of "Good Reason"

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     For the purpose of this Plan, "Good Reason" shall mean:

     (a) the significant reduction of the Participant's duties or responsibilities as in effect immediately prior to a Change-in-Control;

     (b) any reduction in the Participant's annual base salary as in effect immediately before the Change-in-Control;

     (c) the failure to pay incentive compensation to which the Participant is otherwise entitled under the terms of the Company's Business Performance Plan ("BPP") or any successor incentive compensation plan, at the time at which such awards are usually paid or as soon thereafter as administratively feasible, unless the failure to pay the incentive compensation is because of the failure to meet objectives based on quantitative performance;

     (d) the provision to the Participant of an opportunity to earn a target annual bonus under the BPP or any successor incentive compensation plan substantially less in amount than the target opportunities for such Participant for the last complete fiscal year of the Company ending prior to the Change-in-Control;

     (e) the failure by the Company to continue in effect any stock option plan in which the Participant participates immediately prior to the Change-in-Control, unless a substantially equivalent alternative compensation arrangement (embodied in an ongoing substitute or alternative plan) has been provided to the Participant, or the failure by the Company to continue the Participant's participation in any such stock option plan on substantially the same basis, both in terms of the amount of benefits provided and the level of such Participant's participation relative to other participants, as existed immediately prior to the Change-in-Control;

     (f) Except as required by law, the failure by the Company to continue to provide to the Participant employee benefits substantially equivalent, in the aggregate, to those enjoyed by the Participant under the qualified and nonqualified employee benefit and welfare plans of the Company, including, without limitation, the pension, life insurance, medical, dental, health and accident, disability retirement, and savings plans, in which the Participant was eligible to participate immediately prior to the Change-in-Control, or the failure by the Company to provide the Participant with the number of paid vacation days to which such Participant is entitled under the Company's vacation policy immediately prior to the Change-in-Control;

     (g) the Company's requiring the Participant to be based at any office or location other than the principal place of the Participant's employment in effect immediately prior to the Change-in-Control that is more than 35 miles distant from the location of such principal place of employment, unless the relocation is part of a relocation, for bona fide business reasons, of the business unit in which the Participant was employed prior to the Change-in-Control, or the Company's requiring the Participant to travel on Company business to a substantially greater extent than required immediately prior to the Change-in-Control; or

     (h)  any failure by the Company to comply with Section 8.1 Successors.

     The Committee shall determine whether a voluntary termination occurred for "Good Reason."

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                                    ARTICLE 3

                                    BENEFITS

3.1  Benefits

     A Participant who becomes eligible to receive benefits under the Plan pursuant to Section 2.3 Entitlement to Benefits shall be entitled to receive the Change-in-Control Benefits described in the following sections of this ARTICLE 3.

3.2  Separation Pay

     The Change-in-Control Benefits include separation pay equal to two times the Participant's Salary (for Band II employees) or one times the Participant's Salary (for positions designated on Appendix A who are not Band II employees), paid in a lump sum within 60 days after termination of employment. The separation pay will be considered to include payment for vacation accrued and unused as of the termination date, and no additional payment will be made for vacation.

3.3  Incentive Pay

     The Change-in-Control Benefits include payment in a single lump sum within 60 days after termination of employment, of incentive pay, as follows:

     (a) the incentive pay earned under the Business Performance Plan, or any successor plan ("BPP") for the calendar year in which termination of employment occurs, at the greater of target for the year of termination of employment or the actual cash payment for the preceding year, pro-rated in 1/12 increments for the portion of the calendar year prior to the last day of the month in which termination of employment occurs.

     (b) two years of incentive pay under the BPP (for Band II employees), or one year (for positions designated on Appendix A who are not Band II employees) at the greater of target for the year of termination of employment or the actual cash payment for the preceding year.

3.4  Extended Health Care Coverage

     The Change-in-Control Benefits include coverage for the Participant and his or her eligible dependents under the self-funded health care plan offered by NCR at the Participant's termination date, or the health care plan covering the Participant at the termination date, if different, at the same contribution rates available to active employees. This extended health care coverage extend for two years for Band II employees and for one year for employees in positions designated on Appendix A who are not Band II employees.

     The health care coverage described in this Section 3.4 will not terminate if the Participant becomes employed by an unrelated company, but will be secondary to any coverage as an active employee. Extended health care coverage runs concurrently with COBRA continuation coverage rights, so no additional coverage under COBRA is available after the severance period for Band II employees, and six months of additional COBRA coverage is available for employees in positions listed on Appendix A, who are not Band II employees.

3.5  Outplacement Assistance

     The Change-in-Control Benefits include outplacement assistance under the Company's program applicable to the Participant as in effect on the date of the Change-in-Control, provided by Wright Associates or a similar organization, for the duration of the extended health care benefits.

3.6  Tax Gross-Up

     (a) If it is determined that any payment or distribution by the Company to or for the benefit of the Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Section 3.6) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), then the Change-in-Control Benefits shall include an additional payment ("Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any federal and state income taxes (and any interest and penalties imposed with respect thereto), the

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          Medicare portion of FICA, and excise taxes imposed upon the Gross-Up
          Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the payments.

     (b) Subject to the provisions of Subsection (c), all determinations required to be made under this Section 3.6, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Price Waterhouse Coopers (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Participant within 15 business days of the receipt of notice from the Participant that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change-in-Control, the Participant shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 3.6, shall be paid by the Company to the Participant within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Subsection (c) and the Participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant.

     (c) The Participant shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Participant is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Participant shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall:

          (i) give the Company any information reasonably requested by the Company relating to such claim,

          (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

          (iii)cooperate with the Company in good faith in order effectively to contest such claim, and

          (iv) permit the Company to participate in any proceedings relating to such claim;

          provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or federal or state income tax (including interest and penalties with respect thereto) and Medicare portion of FICA imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this subsection (c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Participant to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Participant, on an interest-free basis and shall indemnify and hold the Participant harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (d) If, after the receipt by the Participant of an amount advanced by the Company pursuant to Subsection (c), the Participant becomes entitled to receive any refund with respect to such claim, the Participant shall (subject to the Company's complying with the requirements of Subsection (c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by the Company pursuant to Subsection (c), a determination is made that the Participant shall not be entitled to any refund with respect to such claim and the Company does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

3.7  Death Benefits

     If a Participant dies after becoming entitled to the Change-in-Control Benefits but before receiving payment, the Change-in-Control Benefits will be paid to the Participant's estate. The Participant's eligible dependents will continue the extended health care coverage as provided in Section 3.4.

3.8  Stock Awards

     Stock options and other stock awards under the NCR Management Stock Plan will vest and become payable upon the occurrence of a Change-in-Control, as provided in that plan.

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                                    ARTICLE 4

                                CHANGE-IN-CONTROL

4.1  Change-in-Control

     For the purpose of this Plan a "Change-in-Control" shall mean any of the following events:

     (a) An acquisition by any individual, entity or group (within the meaning of Article 13(d)(3) or 14(d)(2) of the Exchange Act) (an "Entity") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition, directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (4) any acquisition by any corporation pursuant to a transaction which complies with clauses
          (i), (ii) and (iii) of Subsection (c) below; or

     (b) A change in the composition of the Board such that the individuals who, as of January 1, 2003, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, that any individual who becomes a member of the Board subsequent to January 1, 2003, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
          Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board; or

     (c) The approval by the stockholders of the Company of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person (as defined below) which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "Parent Company")) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (i) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (i) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

     (d) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     As used herein, "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, limited liability company, other entity or government or political subdivision thereof.

                                    ARTICLE 5

                                      TRUST

5.1  Establishment of Trust

     The Compensation Committee may establish a trust with a bank trustee, for the purpose of paying benefits under this Plan, the NCR Change-in-Control Severance Plan for Executive Officers, and the Change-in-Control Letter Agreement with the CEO of the Company. The trust may be a grantor trust subject to the claims of the Company's creditors.

                                    ARTICLE 6

                                 ADMINISTRATION

6.1  Plan Committee

     This Plan shall be administered by a committee ("Plan Committee" or "Committee"), which shall have full power and authority to construe, interpret and administer the Plan and may delegate to one or more officers and/or employees of the Company such duties in connection with the administration of the Plan as it may deem necessary, advisable or appropriate. Prior to a Change-in-Control, the Plan Committee shall consist of the members of the Compensation Committee. If, at any time following a Change-in-Control, at least a majority of the Compensation Committee shall not consist of members of the Incumbent Board (as defined in Section 4.1(b)), then the Plan Committee shall consist of at least five individuals, a majority of whom are officers of the Company and who also were such prior to the Change-in-Control, to be designated by the Compensation Committee.

6.2  Duties of Plan Committee

     The Committee shall administer the Plan in a nondiscriminatory manner for the exclusive benefit of Participants and their beneficiaries. The Committee shall perform all such duties as are necessary to supervise the administration of the Plan and to control its operation in accordance with its terms.

6.3  Authority of Plan Committee

     The Committee shall have all powers necessary or appropriate to carry out its duties, including the discretionary authority to interpret the provisions of the Plan and the facts and circumstances of eligibility for Plan participation and claims for benefits. Any interpretation or construction of or action by the Committee with respect to the Plan and its administration shall be binding upon any and all parties and persons affected thereby, subject to the exclusive appeal procedure set forth in Section 6.4.

6.4  Claim Procedure

     If any person eligible to receive benefits under the Plan, or claiming to be so eligible, believes he or she is entitled to benefits in an amount greater than those which he or she has received, he or she may file a claim in writing with the Company's Human Resources Department ("HRD"). The HRD shall review the claim and, within 90 days after the claim is filed, shall give written notice to the claimant of the decision. If the claim is denied, the notice shall give the reason for the denial, the pertinent provisions of the Plan on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan.

     Any person who has had a claim for benefits denied by HRD shall have the right to request review by the Committee. Such request must be in writing, and must be made within 60 days after such person is advised of the denial of benefits. If written request for review is not received within such 60 day period, the claimant shall forfeit his or her right to review.

     The Committee shall review claims that are appealed, and may hold a hearing if it deems necessary, and shall issue a written notice of the final decision. Such notice shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision shall be final and binding upon the claimant and the Committee and all other persons involved.

6.5  Arbitration

     Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration in the City of Dayton, Ohio in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

                                    ARTICLE 7

                                TERM OF THE PLAN

7.1  Three-Year Term

     This Plan shall continue in effect through December 31, 2005; provided, however, that commencing on January 1, 2004, and on each January 1 thereafter, the term of this Plan shall automatically be extended for one additional year beyond its original or extended termination date so that, unless notice shall have been given as provided in Section 7.2, on each January 1, this Plan shall have an unexpired term of three years.

7.2  Termination

     The Board of Directors of the Company may, not later than November 30 of any year, by resolution duly adopted by a majority of the entire membership of the Board, determine that the Plan shall not be extended, in which event the Plan shall expire at the end of the three-year term which began on the January 1 immediately preceding such November 30.

7.3  Termination After a Change-in-Control

     Notwithstanding any resolution of the Board not to extend the term of the Plan, if a Change-in-Control shall have occurred during the original or any extended term of the Plan, the Plan shall continue in effect for three years after the date of the Change-in-Control.

7.4  Accrued Rights Not Affected

     No termination or expiration of this Plan shall affect any rights, obligations or liabilities of either party that shall have accrued on or prior to the date of such termination or expiration.

7.5  Amendment of Plan

     The Board of Directors may amend this Plan with respect to an eligible individual with the written consent of such individual. The Plan Committee at any time may adopt a new Appendix A adding, but not deleting, Eligible Positions.

                                    ARTICLE 8

                                   SUCCESSORS

8.1  Successors

     The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform under this Plan in the same manner and to the same extent that the Company or a subsidiary (as appropriate) is required to perform. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall entitle each Participant eligible to participate in the Plan who terminates employment during the period of time the Plan would have been in effect had the Company complied with the first sentence of this Section 8.1, to compensation from the Company in the same amount and on the same terms as such Participant would be entitled hereunder if he or she had terminated employment for Good Reason following a Change-in-Control.

                                    ARTICLE 9

                               GENERAL PROVISIONS

9.1  Separation Pay

     Separation pay paid pursuant to this Plan shall be considered severance pay paid after termination of employment. A Participant receiving separation pay through the normal payroll cycle shall not thereby be considered an active employee for any purpose. Accordingly, benefits available to active employees will cease as of the date of termination, including short term disability coverage and long term disability coverage. Separation pay will not be eligible for contribution to the NCR Savings Plan, the NCR Employee Stock Purchase Plan or to the NCR health care or dependent day care spending accounts.

     Separation pay will be subject to all applicable FICA and tax withholding.

9.2  No Additional Rights

     No person shall have any rights under the Plan except as, and only to the extent, expressly provided for in the Plan. Neither the establishment or amendment of the Plan nor any action of the Company or the Committee shall be held or construed to confer upon any person any right to be continued as an employee, or, upon dismissal, any right or interest in any account or fund other than as herein provided. The Company expressly reserves the right to discharge any employee at any time, subject to such employment agreements as may be in effect with particular employees.

9.3  Severability

         If any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, which shall be construed as if the illegal or invalid provision had never been included.

9.4  Governing Law

     This Plan shall be construed in accordance with applicable federal law and the laws of the State of Ohio, to the extent not preempted by ERISA.

9.5  Facility of Payment

     In the event any benefit under this Plan shall be payable to a person who is under legal disability or is in any way incapacitated so as to be unable to manage his or her financial affairs, the Senior Vice President, Human Resources, may direct payment of such benefit to a duly appointed guardian, committee or other legal representative of such person, or in the absence of a guardian or legal representative, to any relative of such person by blood or marriage, for such person's benefit. Any payment made in good faith pursuant to this provision shall fully discharge the Company and the Plan of any liability to the extent of such payment.

9.6  Correction of Errors

     In the event an incorrect amount is paid to or on behalf of a Participant or beneficiary, any remaining payments may be adjusted to correct the error. The Committee may take such other action as it deems necessary and equitable to correct any such error.

     IN WITNESS WHEREOF, the NCR Change-in-Control Severance Plan for Key At-Risk Employees is adopted effective January 1, 2003.

                                NCR CORPORATION


                                By: /s/ Wilbert Buiter
                                   ---------------------------------------------
                                   Name  Wilbert Buiter
                                   Title Senior Vice President, Human Resources

                                   APPENDIX A

                               ELIGIBLE POSITIONS

Treasurer
Controller
Corporate Secretary
Team Leader for:
   Investor Relations
      Compensation & Benefits
   Government Affairs
Vice President, Public Relations
Law Vice President, Corporate Law Group
Law Vice President, Intellectual Property Group
Law Vice President, Litigation